CONFIDENTIAL

AMENDMENT 2

This amendment (the “Amendment”) between the parties signing below (the “Parties”) amends the Existing Agreement as of February 24, 2026 (the “Effective Date”)

Term	Means
“Existing Agreement”	The Distribution Agreement among ALPS, the Sponsor and the Trust dated April 16, 2018, as amended

“ALPS”	ALPS Distributors, Inc.

“Sponsor”	PDR Services LLC

“Trust”	SPDR Dow Jones Industrial Average ETF Trust (as of the Effective Date, to be known as “State Street® SPDR® Dow Jones® Industrial AverageSM ETF Trust”)

Except as amended hereby, all terms of the Existing Agreement remain in full force and effect. This Amendment includes the amendments in Schedule A and general terms in Schedule B.

IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized representatives.

ALPS Distributors, Inc.		Sponsor

By:	/s/ Stephen Kyllo	By:
Name:	Stephen Kyllo	Name:
Title:	SVP & Director	Title:

Trust BY: STATE STREET GLOBAL ADVISORS TRUST COMPANY, not in its general corporate capacity but solely as Trustee of the Trust

By:	/s/ Mark Alberici
Name:	Mark Alberici
Title:	Authorized Signatory

CONFIDENTIAL

AMENDMENT 2

This amendment (the “Amendment”) between the parties signing below (the “Parties”) amends the Existing Agreement as of February 24, 2026 (the “Effective Date”)

Term	Means
“Existing Agreement”	The Distribution Agreement among ALPS, the Sponsor and the Trust dated April 16, 2018, as amended

“ALPS”	ALPS Distributors, Inc.

“Sponsor”	PDR Services LLC

“Trust”	SPDR Dow Jones Industrial Average ETF Trust (as of the Effective Date, to be known as “State Street® SPDR® Dow Jones® Industrial AverageSM ETF Trust”)

Except as amended hereby, all terms of the Existing Agreement remain in full force and effect. This Amendment includes the amendments in Schedule A and general terms in Schedule B.

IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized representatives.

ALPS Distributors, Inc.		Sponsor

By:		By:	/s/ Timothy Reilly
Name:	Stephen Kyllo	Name:	Timothy Reilly
Title:	SVP & Director	Title:	Head of ETFs NYSE

Trust BY: STATE STREET GLOBAL ADVISORS TRUST COMPANY, not in its general corporate capacity but solely as Trustee of the Trust

By:
Name:
Title:

Schedule A to this Amendment

Amendments

Effective as of the Effective Date, the Existing Agreement is amended as follows:

1.

All references in the Existing Agreement to “SPDR Dow Jones Industrial Average ETF Trust” shall be replaced with “State Street® SPDR® Dow Jones® Industrial AverageSM ETF Trust” and all references to the “Trust” shall refer to “State Street® SPDR® Dow Jones® Industrial AverageSM ETF Trust”

Schedule B to this Amendment

General Terms

1.	Capitalized terms not defined herein shall have the meanings given to them in the Existing Agreement.

2.

The Parties’ duties and obligations are governed by and limited to the express terms and conditions of this Amendment, and shall not be modified, supplemented, amended or interpreted in accordance with, any industry custom or practice, or any internal policies or procedures of any Party. This Amendment (including any attachments, schedules and addenda hereto), along with the Existing Agreement, as amended, contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the Parties with respect thereto.

3.

This Amendment may be executed in counterparts, each of which when so executed will be deemed to be an original. Such counterparts together will constitute one agreement. Signatures may be exchanged via facsimile or electronic mail and signatures so exchanged shall be binding to the same extent as if original signatures were exchanged.

4.

This Amendment and any dispute or claim arising out of or in connection with it, its subject matter or its formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of the same jurisdiction as the Existing Agreement.